Exhibit 5.1

[Letterhead of Barack Ferrazzano Kirschbaum & Nagelberg LLP]

Form of Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP

[          ], 2018

Bridgewater Bancshares, Inc.

3800 American Boulevard West, Suite 100

Bloomington, Minnesota 55431

Ladies and Gentlemen:

We have acted as special counsel to Bridgewater Bancshares, Inc., a Minnesota corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. [           ]) (as amended through the date hereof, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  The Registration Statement relates to the issuance and sale by the Company and the sale by the selling shareholders identified in the Registration Statement (the “Selling Shareholders”) of up to an aggregate of [           ] shares of the Company’s common stock, par value $0.01 per share (together with any additional shares of such common stock that may be issued and sold by the Company or sold by the Selling Shareholders pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement, the “Shares”), up to [           ] of which are being offered by the Company (including up to [           ] Shares issuable upon exercise of an over-allotment option granted by the Company), and [           ] of which are being offered by the Selling Shareholders.  The Shares are to be sold pursuant to an underwriting agreement to be entered into by and among the Company, the Selling Shareholders and the underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).  This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein.

For the purposes of providing the opinions contained herein, we have examined such documents, including the Registration Statement and the form of Underwriting Agreement, corporate records, certificates of public officials and other instruments as we have deemed necessary.  As to questions of fact material to this opinion letter, we have relied, with your approval, upon oral and written representations of officers and representatives of the Company and the Selling Shareholders and certificates or comparable documents of public officials and of officers and representatives of the Company and the Selling Shareholders.  In our examination, we have assumed, without verification, the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

This opinion letter is limited to the laws of the State of Minnesota, and we do not express any opinion as to the effect of the laws of any other jurisdiction.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

1.  When the Registration Statement has been declared effective pursuant to the Act, the Pricing Committee of the Board of Directors of the Company has taken action necessary to set the sale price of the Shares and the Shares have been issued, delivered and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Underwriting Agreement, the Shares to be issued and sold by the Company will be validly issued, fully paid and nonassessable; and

2.  The Shares to be sold by the Selling Shareholders are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.  We further consent to the incorporation by reference of this opinion letter and consent into any registration statement filed pursuant to Rule 462(b) under the Act with respect to the Shares.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,